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Exhibit 4.1

[LOGO] V3S

VITACUBE
The Power of Nutrition™
Vitacube Systems Holdings, Inc.
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
AUTHORIZED: 50,000,000 COMMON SHARES, $.001 PAR VALUE

SEE REVERSE FOR CERTAIN DEFINITIONS
This Certifies That	CUSIP 92846M 10 6
Is The Owner Of

FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.001 PAR VALUE OF

Vitacube Systems Holdings, Inc.

Transferable only on the books of this Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the transfer agent and registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certficate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Corporation.

Dated:

/s/ [ILLEGIBLE]	VITACUBE SYSTEMS HOLDINGS, INC.	/s/ [ILLEGIBLE]
SECRETARY	CORPORATE SEAL NEVADA	PRESIDENT
COUNTERSIGNED: CORPORATE STOCK TRANSFER, INC. 3200 Cherry Crock Drive South, Suite 430, Denver, CO 80209
By:	Transfer Agent and Registrar Authorized Officer

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT RESTRICTING THE TRANSFER OF THE SHARES, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

VitaCube Systems Holdings, Inc.
Corporate Stock Transfer, Inc.
Transfer Fee As Required

        The following abbreviations, when used in the inscription on the face of this certficate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT-	(Cust.)	Custodian for	(Minor)
TEN ENT	-	as tenants by the entireties		under Uniform Gifts to Minors Act of
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received                                                   hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address of assignee

                                                                                                                                                                                    , Shares of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:                              , 20

SIGNATURE GUARANTEED:	X
X

THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM.

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  Exhibit 4.1